Exhibit 10.11

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) dated as of January 5, 2009 (the “Effective Date”), is made by and between Power Medical Interventions, Inc., a Delaware corporation (the “Company”), and John P. Gandolfo (the “Consultant”).

WHEREAS, the Company desires to engage the Consultant to perform consulting services on behalf of the Company and the Consultant desires to perform such services on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein the parties hereby agree as follows:

1.                                      Consulting Services.

(a)                                 The Company hereby retains the Consultant and the Consultant hereby agrees to perform such consulting and advisory services as the Company may request on a non-exclusive basis, including those set forth in Schedule A and such other services as may be mutually agreed upon by Consultant and the Company from time to time (the “Consulting Services”).  .

(b)                                 The Consultant agrees to make himself available to render the Consulting Services, at such times and locations as may be mutually agreed, from time to time as requested by the Company.  The Consultant may deliver the Consulting Services over the telephone, in person or by written correspondence.  Notwithstanding the foregoing, the Consultant shall not be required to devote more than an average of forty hours per quarter to the performance of the Consulting Services.

(c)                                  The Consultant agrees to devote his best efforts to performing the Consulting Services. The Consultant shall comply with all rules, procedures and standards promulgated by the Company with regard to the Consultant’s access to and use of the Company’s property, information, equipment and facilities.

2.                                      Compensation.  In consideration of Consulting Services performed, the Company shall pay the Consultant $2,000 per month.  The Consultant agrees to invoice the Company monthly for all amounts due pursuant to this Section 2, and the Company shall pay all amounts due within thirty (30) days of the date of the invoice.

3.                                      Expenses.  The Company will reimburse the Consultant for such reasonable business expenses as are incurred by the Consultant in the performance of Consulting Services for the Company.

4.                                      Independent Contractor.  In furnishing the Consulting Services, the Consultant understands that he will at all times be acting as an independent contractor of the Company and, as such, will not be an employee of the Company.  Nothing in this Agreement shall be construed to create any duty to, standard of care with reference to, any liability to, or any right of suit or action in, any person not a party to this Agreement.  Without limiting the generality of the foregoing, this Agreement is not intended to confer a benefit on any third party and no third party may rely upon this Agreement.

5.                                      Term.  The term of this Agreement will begin on the Effective Date and will end four months after the Effective Date or upon earlier termination as provided below (the “Term”); provided, that the Term may be extended by mutual agreement of the Company and the Consultant prior to the expiration or termination of this Agreement.  This Agreement may be terminated by either party at any time by written notice to the other party.

6.                                      Confidential Information.

While providing the Consulting Services to the Company and thereafter, the Consultant shall not, directly or indirectly, use any Confidential Information (as defined below) other than pursuant to his provision of the Consulting Services by and for the benefit of the Company, or disclose to anyone outside of the Company any such Confidential Information.  The term “Confidential Information” as used throughout this Agreement shall mean all trade secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof), written or oral, whether prepared, conceived or developed by a consultant or employee of the Company (including the Consultant) or received by the Company from an outside source, which is in the possession of the Company (whether or not the property of the Company) and which is maintained in secrecy or confidence by the Company.

In addition to the foregoing, the Consultant acknowledges that Section 5 (Restrictive Covenants) and Section 6 (Assignment of Inventions) of the Employment Agreement, between the Consultant and the Company, dated as of January 5, 2007, as amended, are still in full force and effect and apply to performance of the Consulting Services by Consultant under this Agreement.

7.                                      Miscellaneous.

(a)                                 Entire agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to such subject matter.

(b)                                 Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein and shall not be assignable by operation of law or otherwise.

(c)                                  Amendments and supplements.  This Agreement may not be altered, changed or amended, except by an instrument in writing signed by the parties hereto.

(d)                                 No waiver.  The terms and conditions of this Agreement may be waived only by a written instrument signed by the party waiving compliance.  The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this

Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

(e)                                  Governing law.  This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

(f)                                   Notice.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

To the Consultant:

John P. Gandolfo

62 Terrace Road

Wayne, New Jersey 07470

To the Company:

Power Medical Interventions, Inc.

2021 Cabot Boulevard

Langhorne, Pennsylvania 19047

Facsimile: 267.775.8122

(g)                                  Survival; Validity.  Notwithstanding the termination of the Consultant’s relationship with the Company (whether pursuant to Section 5 or otherwise), the Consultant’s covenants and obligations set forth in Section 6 and the Company’s obligations in Sections 2 and 3, shall remain in effect and be fully enforceable in accordance with the provisions thereof.  In the event that any provision of this Agreement shall be determined to be unenforceable by reason of its extension for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.  If, after application of the preceding sentence, any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby.

(h)                                 Counterparts.  This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have caused this Consulting Agreement to be executed as an agreement under seal as of the date first written above.

CONSULTANT:

/s/ JOHN P. GANDOLFO
JOHN P. GANDOLFO	(signature)

COMPANY:

POWER MEDICAL INTERVENTIONS, INC.

By:	/s/ MICHAEL P. WHITMAN
(signature)

Michael P. Whitman
President and Chief Executive Officer

Signature Page to Consulting Agreement